                                                         Exhibit No. EX-99.j.2.a

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that each of the  undersigned,  being the trustees of the MGI FUNDS (the "Trust"),  a Delaware  statutory  trust,  and the
Trust,  which has filed with the U.S.  Securities and Exchange  Commission  (the
"SEC") pursuant to the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, a Registration  Statement of the
Trust and amendments thereto for the registration under said Acts, of the Trust, hereby constitutes and appoints David M. Goldenberg,  Cynthia Lo Bessette, Bruce
G. Leto,  and Mark A. Sheehan,  and each of them,  with power to act without the
others,   as  his  or  her  attorney,   with  full  power  of  substitution  and
resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities,  to approve  and sign such  Registration  Statement  and any and all amendments  thereto,  and to file the same, with all exhibits  thereto and other documents in  connection  therewith,  with the SEC,  hereby  granting  unto said attorneys,  and each of them, full power and authority to do and perform all and every act and thing  requisite to all intents and purposes as he or she might or could do in person,  hereby  ratifying and confirming that which said attorneys, or any one of them, may lawfully do or cause to be done by virtue  hereof.  This instrument may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned have herewith set his or her name as of this 13th day of July 2006.

                                            /s/ Phillip de Cristo
                                            Phillip de Cristo

                                            /s/ Robert L. Ash
                                            Robert L. Ash

                                            /s/ Adela M. Cepeda
                                            Adela M. Cepeda

                                            /s/ Harrison M. Bains, Jr.
                                            Harrison M. Bains, Jr.